                                                                   Exhibit 10.14

                                SERVICE AGREEMENT


      This Service Agreement is made this 21 day of December 1995 between Russian-American joint venture MACOMNET of Moscow, a limited liability company, hereinafter referred to as Macomnet and represented by General Director Victor Bykhovsky and Corbina Telecommunications hereinafter referred to as Subscriber and represented by Director CIS Operations Mark Seidenfeld.

      The Service provided by Macomnet to Subscriber as described in Exhibit A ("Service Description") is subject to the following Terms and Conditions:

1.    TERM.

      The Term of this Service Agreement shall commence on the date of execution of this Agreement by both Parties and shall extend thereafter until expiration or renewal as defined in Exhibit A ("Service Description").

2.    PAYMENT.

      2.1 Subscriber will be invoiced for the Non-Recurring Installation Charge upon signing the Acceptance Certificate.

            The Non-Recurring Charge, each Monthly Recurring Charge as described in Exhibit A, and any other charges including taxes in accordance with the legislation in effect, penalties, reconnection fees, service expedite fees, network reconfiguration fees (whenever requested by the Subscriber) and fees imposed according to laws and regulations in force during this Service Agreement are due and payable by the Subscriber within fifteen (15) days from the date of invoice submission by Macomnet for such charges.

      2.2 Upon completion of the cable construction work and installation of the equipment required for rendering the Service, Macomnet will perform testing of the channel for the Service. Positive results of the testing submitted to the Subscriber represent the basis for submission of the Acceptance Certificate and invoicing the Subscriber for the Non-Recurrent Installation Charge and the Monthly Recurring Charge for the first month.

            The Acceptance Certificate shall be signed by the Subscriber within 5 (five) business days thereafter. If the Subscriber fails to sign the said Acceptance Certificate within the above mentioned five day term, provided the testing results were positive, the Acceptance Certificate shall be deemed valid on the unilateral basis.

            The date indicated in the invoice shall be deemed the date the Service is available for use ("Availability Date").

      2.3 Macomnet is entitled to invoice the Subscriber for the Monthly Recurring Charge along with all the due taxes in conformity with acting legislation not earlier than at the first day of each month.

      2.4 Late payments will be subject to a late payment charge computed as one half of one percent (0.5%) of the amount billed per each day of delay in payments.

      2.5 If payments are delayed for a term exceeding ten (10) days, Macomnet reserves the right to cut off the Service. The Service shall be reactivated at an additional cost as specified in Exhibit A to the present Agreement.

      2.6 Subscriber's refusal from Service reactivation means cancellation of the Service Agreement, when provisions of Article 7 of this Agreement shall apply.

      2.7 With any change of the tax policy or the legislation in effect, Macomnet shall make unilateral tax adjustments.

      2.8 Macomnet reserves the right for adjustment of the monthly recurring charge not more often than once a year. This readjustment shall be made within the reasonable levels and with a notice submitted to the Subscriber three months in advance.

3.    USE.

      Subscriber may use the Service for any lawful purpose for which it is intended, provided that Subscriber will not sue the Service so as to interfere with or impair the Service over any of the facilities and associated equipment comprising the Macomnet network and associated equipment, or to impair the privacy of any other party's communications over the Macomnet network facilities and associated equipment.

4.    SUBSCRIBER RESPONSIBILITIES.

      4.1 Without any charge to Macomnet, Subscriber shall provide adequate floorspace, guaranteed commercial power and lighting for installation of Macomnet equipment and cable at the Subscriber's premises as well as the necessary permits and right-of-way for laying cable through the adjacent territory.

      4.2 Within three days Subscriber will give approval to the equipment layout diagram presented by Macomnet.

      4.3 Subscriber shall allow and provide Macomnet use of 24 hour access for personnel and egress cables and equipment to the Subscriber's premises, plus acquire and provide right of use to any and all required riser shafts, conduits, cable raceways or other facilities and communication structures, owned by the building management that are necessary and required to provide the Service at the Subscriber's premises.

      4.4 If the Subscriber's premises or building is lacking the telephone cable entry necessary for cable installation, the Subscriber shall provide for the construction of such entry.

      4.5 Subscriber shall allow all jobs to be done to provide the Service to the Subscriber within the normal business hours (9 a.m. to 6 p.m. of the work days of week). Should any other time be allowed for the purpose, the Subscriber shall be charged extra in an amount agreed upon with Macomnet.

      4.6 Upon termination of Services provided under the Agreement, the Subscriber should provide Macomnet with the possibility to demount the installed equipment and cables on coordinated term.

5.    OWNERSHIP.

      5.1 Subscriber agrees that all rights, title and interest in the equipment, cables and associated materials provided by Macomnet hereunder shall at all times remain exclusively with Macomnet, except as otherwise agreed upon in writing between Macomnet and the Subscriber.

      5.2 The equipment and cables supplied by Macomnet to provide Service in compliance with this Agreement at Subscriber's premises shall at all time remain the property of Macomnet, and access to such equipment and cables will not be denied at coordinated time for Macomnet personnel to maintain, operate, extend from fiber interconnection units or demarcation panels for other potential Subscribers services or to provide any type of service that is required for the safe and complete operation of Macomnet's network facilities and associated equipment. Subscriber shall not create or permit to be created any violation of the property rights for Macomnet's equipment, materials and cables.

6.    MAINTENANCE.

      6.1 Subscriber shall not perform any maintenance or repair to Macomnet equipment or facilities, and Subscriber shall limit the access of unauthorized persons to the Service and equipment.

      6.2 Subscriber shall immediately report in writing any failure, interruption or impairment of Service to the Macomnet Network Management Center, duplicating same by phone or fax at the numbers of the Macomnet Network Management Center. Macomnet shall take reasonable measures to maintain the

Service within applicable parameters as defined in Exhibit B ("Performance Standards").

      6.3 If Subscriber requests fulfillment of any additional works not associated with outage of Macomnet's equipment or damage of cables, the Subscriber should pay for these works.

7.    CANCELLATION.

      7.1 If Subscriber cancels this Service Agreement prior to the Availability Date, Subscriber shall reimburse Macomnet for all expenses incurred for installation of the Service. After the Availability Date, provided Subscriber has paid all charges to date referred to the organization of the Service. Subscriber may cancel this Service Agreement by delivering to Macomnet a cancellation payment, equal to six (6) months of the Monthly Recurring Charge of the contracted amount.

      7.2 Subscriber may cancel the Service at the expiration of the Term or after the expiration of the Term by providing written notice to Macomnet sixty
(60) days prior to the intended termination date.

      7.3 If the Subscriber cancels this Service Agreement within the first year of a multi-year agreement term the Subscriber will reimburse Macomnet for all installation costs incurred for the installation of the Service to the Subscriber's premises and the required six (6) month cancellation fee referenced above.

      7.4 At cancellation of the present Agreement initiated by the Subscriber, the later agrees to pay Macomnet for all the termination fees and penalties, costs for cable removal from the cable access and routing facilities, and any restoration fees or costs that may be incurred during the cable removal process required to restore the cable access and routing facilities to the conditions they were in prior to Services commencement, as well as possible penalties imposed by the building administration.

8.    DEFAULT.

      8.1 The following events will be events of default under this Service Agreement.

            (a) failure by Subscriber to pay any sum payable by Subscriber under this Service Agreement by the due date or in the agreed amount;

            (b) failure by either party to perform any non-monetary obligations under this Service Agreement within the period specified by the present Agreement or within such additional period as reasonably necessary to cure such failure if the failure cannot be cured within the specified period;

            (c) if the total period when the Service remains unavailable due to undoubtedly established fault of Macomnet amounts to more then 96 hours within the period of subsequent 30 days, then Subscriber may cancel the Agreement, and the provisions of the Article 7 of the present Agreement shall not apply.

      8.2 On occurrence of an event of default through Macomnet failure, the Subscriber shall be given a credit for the length of time Macomnet delays in meeting its obligations. On occurrence of an event of default through the Subscriber's failure, the Required In-Service Date per the Service Order shall accordingly be postponed by Macomnet for the time the Subscriber delays in meeting its obligations.

9.    INTERRUPTION CREDIT.

      9.1 Subscriber shall be entitled to a credit for any period in which the Service remains unavailable for four (4) hours or more, unless the interruption takes place through the Subscriber's fault or as expressly permitted by Exhibit B of this Service Agreement. The amount of the credit shall be equal to the amount Subscriber is charged for the Service for the period of time that the interruption continues beyond four (4) hours, calculated in increments of thirty
(30) minutes.

      9.2 No credit shall be allowed for any interruption or for any impairment of the Service of less than (4) hours or for any times required to make tests or adjustments to the Service, provided these tests or adjustments are requested by Subscriber.

10.   WARRANTY AND LIABILITY.

      10.1 The Interruption Credit and Impaired Operating Condition Credit described above shall be Macomnet's sole obligation and Subscriber's sole remedy for any loss or damage sustained as a result of any interruption, service impairment or failure of the Service, any facilities used in providing the Service, or for any error, omission or delay for any reason.

      10.2 Macomnet guarantees the compliance of the Service provided under this Agreement to the performance standards specified in Exhibit B of the Agreement.

      10.3 In no event shall Macomnet be liable to Subscriber or to any third party for any indirect, special or consequential damages including, without limitation, those based on loss of revenues of profits, or business opportunities, whether or not

Macomnet had or should have had any knowledge, actual or constructive, that any such damages might be incurred.

11.   INDEMNIFICATION.

      Each party will indemnify the other party against all liability, damage and expense, including reasonable attorney's fees and court costs ("Damages"), arising out of any claim or judgement ("Claim") for damages to any property, or injury to or death of any person, which arises out of any alleged act or omission of the other party. Subscriber will also indemnify Macomnet against all Damages from any Claim which arises out of Subscriber's use of the Service or is made by a third party claiming through Subscriber to whom Subscriber provides service using the Service.

12.   ASSIGNMENT.

      Neither party may assign this Service Agreement to a third party without the express written consent of the other party, except (a) to any subsidiary, parent company or affiliate or (b) pursuant to any sale of all the business related to this Service Agreement or (c) pursuant to a financing, merger or reorganization if the party's credit-worthiness is not thereby impaired.

13.   NOTICE OF ASSIGNMENT.

      The Subscriber hereby acknowledges that it has received notice of the assignment to the European Bank for Reconstruction and Development of the rights under this Service Agreement.

14.   CONFIDENTIALITY.

      14.1 If either party provides confidential information to the other in writing and identified as such, the receiving party shall protect the confidential information from disclosure to third parties with the same degree of care accorded its own confidential and proprietary information, except that neither party shall be required to protect as confidential any information which becomes publicly available other than through the recipient or which is required to be disclosed by a state or judicial order or which is independently developed by the disclosing party.

      14.2 Confidentiality obligations shall survive for a period of one (1) year following expiration or termination of this Service Agreement. If the parties have entered into a Confidentiality Agreement, its terms and obligations shall be in addition to the terms and obligations of this Paragraph.

15.   NOTICES.

      15.1 All notices shall be in writing and addressed as provided in Exhibit C ("General Notices").

      15.2 Notices shall be deemed given five (5) days after delivery to an international overnight courier service, fee prepaid., return receipt requested or if by facsimile, on the date indicated on the receiving party's facsimile copy.

16.   SETTLEMENT OF DISPUTES.

      If the parties are unable to independently resolve any dispute pursuant to this Service Agreement, the dispute shall be settled by the Arbitration Court of Russia.

17.   FORCE MAJEURE.

      17.1 The obligations of the parties to this Agreement are subject to force majeure and a party shall not be in default if any failure or delay in fulfilling its obligations is caused by governmental acts or actions (official or unofficial), blockades or embargoes; war or civil disorder; strike or other labor problem; acts of God; natural disasters, or other circumstances which the party could not foresee nor prevent through reasonable measures.

      17.2 If any party shall be unable, by reasons of force majeure, to carry out its obligations under this Agreement, the party so failing shall give a written notice to the other party within a minimum possible time after the occurrence of any such case. The obligations of the failing party shall accordingly be suspended for the length of time of the continuance of such force majeure event.

18.   GENERAL PROVISIONS.

      18.1 These terms and conditions and the terms and conditions of any addendum, schedule or exhibit hereto (including, without limitation, Exhibits A, B, C and D, as well as Macomnet Order Form and Acceptance Statement which are incorporated herein by reference) constitute the entire agreement between the parties and supersede any other oral or written understandings regarding the Service described in this Service Agreement.

      18.2 Both parties agree that sales representatives of Macomnet have no authority to bind Macomnet or to alter the terms and conditions of this Service Agreement. Failure of either party to insist on strict performance of any of these terms and conditions shall not be deemed a waiver thereof. If any provisions of this

Service Agreement are held to be unenforceable, the remaining provisions of this Service Agreement shall remain in effect. This Service Agreement shall be governed by the laws of Russia.

      18.3 This Agreement is signed in two originals, each in a bilingual form in English and in Russian and consists of ( ) pages. Both texts are identical in meaning. The Russian text is agreed to be predominant.


                                    MACOMNET/MAKOMHET:

                                    Victor Bykhovsky
                                    General Director

                                    __________________________________________
                                    Signature


                                    __________________________________________
                                    Date